Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-09305, 333-53746, 333-89707, and 333-104788 of Pegasystems Inc. on Form S-8 of our report dated February 16, 2004, appearing in this Annual Report on Form 10-K of Pegasystems Inc. for the year ended December 31, 2003.

Deloitte & Touche LLP

Boston, Massachusetts

February 16, 2004